Exhibit 10.64

THIRD AMENDMENT TO
LOAN AGREEMENT

     THIS third AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of March 24, 2005, is entered into between HOWARD SHAO (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

     A. The Borrower and the Lender have entered into a LOAN AGREEMENT dated as of August 31, 2000, (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise specified.

     B. The Borrower has requested that the Lender amend the payment provisions of the Loan Agreement.

AMENDMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Payments on the Loan Agreement will be amended as follows:

a.	On or before July 15, 2005 Borrower will pay principal of $20,000 plus accrued interest to June 30, 2005.

b.	On or before December 31, 2005 Borrower will pay principal of $92,345 plus accrued interest from July 1, 2005 until date principal is paid in full.

2.	Section 4 “Lender Group’s Right to Convert” of the Loan Agreement is hereby deleted in its entirety.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

Naturade, Inc.

/s/ Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Financial Officer

/s/ Howard Shao
Howard Shao